Exhibit 10.32
Annual Director Compensation

Board of Directors:
Annual Equity Awards - Restricted Stock Units	$ 200,000
Board Chair Annual Fee - Restricted Stock Units	$ 100,000
Base Annual Fee - Cash	$ 80,000

Committee Fees - Cash:
Audit Committee Membership Annual Fee	$ 20,000
Audit Committee Chair Annual Fee	$ 35,000
Compensation Committee Membership Annual Fee	$ 17,000
Compensation Committee Chair Annual Fee	$ 20,000
Nominating and Governance Committee Membership Annual Fee	$ 17,000
Nominating and Governance Committee Chair Annual Fee	$ 20,000